Filed Pursuant to Rule 424(b)(5)
Registration No. 333-275893

PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 15, 2023)

Virax Biolabs Group Limited

1,108,892 Ordinary Shares

We are offering 1,108,892 shares of our ordinary shares, US$0.001 par value per share, at a purchase price of $4.50 per ordinary share directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus.

Our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “VRAX”. On August 21, 2024, the closing price of the ordinary shares on Nasdaq was $6.40 per ordinary share.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. However, we have elected not to take advantage of the extended transition period allowed for emerging growth companies for complying with new or revised accounting guidance as allowed by Section 107 of the JOBS Act and Section 7(a)(2)(B) of the Securities Act. See “Prospectus Supplement Summary - Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for more information.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding ordinary shares held by non-affiliates is less than $75 million. As of the date of this prospectus supplement, the aggregate market value of our outstanding ordinary shares held by non-affiliates, as calculated pursuant to the rules of the U.S. Securities and Exchange Commission, was $18,848,493, which was calculated based on 2,945,077 ordinary shares (on a post-Share Consolidation basis) outstanding and held by non-affiliates on the date hereof and a price of $6.40 per share, the closing price of our ordinary shares on August 21, 2024, on Nasdaq. During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold securities with an aggregate market value of $779,336 pursuant to General Instruction I.B.5 of Form F-3.

An investment in our ordinary shares involves a high degree of risk. Please read “Risk Factors” on page S-10 of this prospectus supplement and on page 38 of the accompanying prospectus, any related free writing prospectus as well as those risk factors contained under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$4.50	$4,990,014
Placement Agent fees(1)	$0.315	$349,301
Proceeds to us, before expenses	$4.185	$4,640,713

(1) We will pay the Placement Agent (as defined below) a cash fee equal to 7.0% of the aggregate gross proceeds of this offering. We have also agreed to (i) pay the Placement Agent a management fee equal to 1.0% of the aggregate gross proceeds of this offering and (ii) reimburse certain expenses of the placement in connection with this offering. In addition, we agreed to issue to the Placement Agent or its designees as compensation in connection with this offering, warrants to purchase up to an aggregate of 77,622 ordinary shares at an exercise price of $5.625 per share (the “Placement Agent Warrants”). See “Plan of Distribution” on page S-21 of this prospectus supplement for more information regarding the Placement Agent’s compensation.

We have engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount, but it has agreed to use its reasonable best efforts to arrange for the sale of all of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there are no arrangements to place the funds in an escrow, trust, or similar account.

We expect to deliver the ordinary shares on or about August 23, 2024, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is August 21, 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

The terms “dollar,” “USD” or “$” refer to U.S. dollars.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and Wainwright has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any documents incorporated by reference herein or therein is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process. Under the shelf registration process, we may offer and sell any combination of securities described in the accompanying prospectus in one or more offerings. The purpose of this prospectus supplement is to provide supplemental information regarding us in connection with this offering of ordinary shares.

Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus supplement and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our ordinary shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor Wainwright have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein or therein or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We are not, and Wainwright is not, making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted.

The distribution of this prospectus supplement and the offering of ordinary shares in certain jurisdictions may be restricted by law. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

The financial statements included in or incorporated by reference into this prospectus supplement and the accompanying prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Our consolidated financial statements are subject to the standards of the Public Company Accounting Oversight Board (United States) and the SEC independence standards. This may not be comparable to financial statements of United States (“U.S.”) companies.

In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to “we,” “us,” “our” or similar terms, as well as references to “VRAX” or the “Company” refer to Virax Biolabs Group Limited, either alone or together with our subsidiaries.

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein include references to trade names and trademarks of other companies, which trade names and trademarks are the property of their respective owners.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The statements we make regarding the following matters are forward-looking by their nature and are based on certain of the assumptions noted below:

•
uncertainties regarding the governmental, economic and political circumstances;
•
limited operating history of the business;
•
timing of the development of future business;
•
capabilities of our business operations;
•
expected future economic performance;
•
competition in our market;
•
market acceptance of our services and products;
•
protection of our intellectual property rights;
•
changes in the laws that affect our operations;
•
inflation and fluctuations in foreign currency exchange rates;
•
our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;
•
continued development of a public trading market for our securities;
•
the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
•
managing our growth effectively;
•
projections of revenue, earnings, capital structure and other financial items;
•
fluctuations in operating results;
•
dependence on our senior management and key employees; and
•
other factors set forth under “Risk Factors.”

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements.

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in other documents incorporated herein and therein by reference, including our Annual Report on Form 20-F and Reports of Foreign Private Issuers on Form 6-K filed or furnished to the SEC. These factors and the other cautionary statements made in this prospectus supplement should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key aspects of this offering and certain information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary is not complete and does not contain all of the information that may be important to you or that you should consider before investing in our ordinary shares. You should read carefully the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our ordinary shares. You should pay special attention to the risks and uncertainties identified under the captions “Risk Factors,” “Note Regarding Forward-Looking Statements” and elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein or therein, including our most recent Annual Report on Form 20-F, when determining whether an investment in our ordinary shares is appropriate for you.

Overview

Virax Biolabs is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of its own, it conducts the majority of its operations through its subsidiaries in the United Kingdom, the United States, and China and has been operating since 2013.

The Company is a global innovative biotechnology company focused on the prevention, detection, diagnosis, and risk management of viral diseases with a current focus on the field of T cell in Vitro Diagnostics. The Company is in the process of developing and manufacturing tests that can predict adaptive immunity to viral diseases as well as identify individuals suffering from T cell exhaustion and chronic inflammation linked to post viral syndromes. The Company's mission is to protect people from viral diseases and help with the early diagnosis of post viral syndromes associated with T cell exhaustion and chronic inflammation through the provision of diagnostic tests and tests for adaptive immunity.

The Company is in the process of developing ViraxImmune, with the intention of providing an immunology profiling platform that assesses each individual’s immune risk profile against major global viral diseases as well as helping with the early diagnosis of post viral syndromes associated with T cell exhaustion and chronic inflammation. We are in the process of developing a T cell Test under the ViraxImmune brand and will apply for regulatory agency approval in the future. We believe that the T cell Tests and immunology platform we are developing under the ViraxImmune brand will be particularly useful in assisting in the threat analysis of the major viruses faced globally as well as helping with the early diagnosis of indications associated with T cell exhaustion and chronic inflammation which have been linked to symptoms such as chronic fatigue. Initially, we will be focusing in diseases associated with post viral syndromes including but not limited to SARS-CoV-2, Human Papillomavirus (better known as HPV), Malaria, Hepatitis B, and Herpes (better known as HSV-1).

The Company also has the ability to distribute existing diagnostics test kits through our ViraxClear and ViraxVet brands. Currently, we do not manufacture or develop any product that we sell in our ViraxClear and ViraxVet product portfolios, and we act as a distributor of third-party suppliers’ products. While ViraxClear and ViraxVet have the ability to sell and distribute existing test kits, they are not the main focus of the Company.

Recent Developments

On June 7, 2024, the Company sold 391,017 shares at an average price of $1.9931 for net proceeds of $754,511 utilizing its At-the-Market Offering Agreement which was filed as a 6-K on January 22, 2024.

On August 19, 2024, the Company issued 268,144 ordinary shares in conjunction with a warrant exercise. The warrants were exercised at $2.934 per share for a total amount of $786,734.

Company Information

Our principal executive office is located at 20 North Audley Street London, W1K 6LX, United Kingdom. Our telephone number is +44 020 7788 7414. Our registered office in the Cayman Islands is located at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Our agent for service of process in the United States is Virax Biolabs USA Management, Inc., located at 23501 Cinco Ranch Blvd. Ste H120-289, Katy, TX 77494. Our principal website is located at https://viraxbiolabs.com/. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement.

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, NY 10004.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups (JOBS) Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•
reduced executive compensation disclosure;
•
exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation; and
•
an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions until we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: (1) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (2) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (3) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (4) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We have elected not to take advantage of the extended transition period allowed for emerging growth companies for complying with new or revised accounting guidance as allowed by Section 107 of the JOBS Act and Section 7(a)(2)(B) of the Securities Act.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Foreign Private Issuer

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of The Nasdaq Stock Market LLC, or Nasdaq, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•
Exemption from Section 16 rules regarding sales of ordinary shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•
Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four (4) days of their occurrence.

•
Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

•
Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•
Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii).

THE OFFERING

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Issuer	Virax Biolabs Group Limited
Ordinary shares offered by us	1,108,892 ordinary shares at an offering price per ordinary share of $4.50
Ordinary shares to be outstanding following the offering(1)	4,341,956 ordinary shares
Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-13 of this prospectus supplement.
Risk factors

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement, as well as those risks and uncertainties identified in the documents incorporated by reference herein or therein, including our most recent Annual Report on Form 20-F.

Nasdaq symbol	VRAX

(1) The number of ordinary shares to be outstanding after this offering is based on 3,233,064 ordinary shares outstanding as of August 21, 2024, which excludes the following securities outstanding as of that date:

•
454,700 ordinary shares issuable upon exercise of outstanding stock options pursuant to the 2022 Equity Incentive Plan and the 2023 Equity Incentive Plan, with a weighted average exercise price of $7.06;
•
1,355,910 ordinary shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $3.22;

On December 18, 2023, we implemented the Share Consolidation, with post-reverse split trading on Nasdaq commencing on December 18, 2023. All share information in this prospectus supplement takes into account the Share Consolidation, unless otherwise noted.

Except as otherwise indicated, the information in this prospectus supplement, including the number of ordinary shares that will be outstanding after this offering assumes no exercise of the Placement Agent Warrants to be issued to the Placement Agent or its designees as compensation in connection with this offering.

RISK FACTORS

Investing in our ordinary shares is speculative and involves a high degree of risk. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information relating to us, or our business, property or financial results, each of which could cause purchasers of our ordinary shares to lose part or all of their investment. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, prospective investors should carefully consider the factors set out under “Risk Factors” in our Annual Report on Form 20-F for the year ended March 31, 2024 and the factors set out below in evaluating our company and its business before making an investment in our ordinary shares.

Risks Relating to This Offering

If we fail to meet all applicable Nasdaq requirements and the Nasdaq Stock Market LLC determines to delist our ordinary shares, the delisting could adversely affect the market liquidity of our ordinary shares, impair the value of your investment and harm our business.

Our ordinary shares are currently listed on the Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other requirements. While we are currently in compliance with these requirements, in the past we have received notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC indicating that the bid price for our ordinary shares had, for 30 consecutive trading days, closed below the minimum $1.00 per share required for continued inclusion on the Nasdaq under Nasdaq Listing Rule 5550(a)(2).

On March 13, 2024, the Company received a written notification from Nasdaq notifying the Company that it was not in compliance with the Minimum Bid Price Rule, and the Company was provided 180 calendar days, or until September 9, 2024, to regain compliance. On June 13, 2024, the Company received a compliance letter from Nasdaq indicating that the Company has regained compliance with Listing Rule 5550(a)(2).

Though we are currently in compliance with the continued listing requirements of the Nasdaq, there can be no guarantee that we will continue to meet the bid price or other financial requirements in the future. If we fail to continue to meet all applicable Nasdaq requirements in the future and Nasdaq determines to delist our ordinary shares, the delisting could substantially decrease trading in our ordinary shares and adversely affect the market liquidity of our ordinary shares; adversely affect our ability to obtain financing on acceptable terms, if at all, for the continuation of our operations; and harm our business. You may be unable to sell your ordinary shares in the United States unless a market can be established or sustained. Additionally, the market price of our ordinary shares may decline further and shareholders may lose some or all of their investment.

Our stock price is and may continue to be volatile and you may not be able to resell our ordinary shares at or above the price you paid.

The market price for our ordinary shares is volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our securities and could result in your being unable to resell the shares of our common stock that you purchase at a price equal to or above the price you paid.

In addition, the stock markets in general, and the markets for biotechnology stocks, have experienced extreme volatility that has at times been unrelated to the operating performance of the issuer. These broad market fluctuations may adversely affect the trading price or liquidity of our common stock. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

We will have broad discretion to use the net proceeds from this offering and the investment of these proceeds may not yield a favorable return. We may invest the proceeds of this offering in ways with which investors disagree.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described under “Use of

Proceeds.” However, the failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business.

We cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

You will experience immediate and substantial dilution in the book value per ordinary share you purchase.

The effective price per ordinary share being offered in this offering exceeds the net tangible book value per ordinary share. Therefore, if you purchase ordinary shares in this offering, your interest will be diluted to the extent of the difference between the effective price per ordinary share you pay and the pro forma as adjusted net tangible book value per ordinary share. Based on the effective offering price of $4.50 per ordinary share, you will experience immediate dilution of $1.95 per share, representing the difference between the effective offering price per ordinary share offered in this offering and our pro forma as adjusted net tangible book value per share as of March 31, 2024, after giving effect to the Pro Forma Adjustments (as defined herein), this offering, after deducting the Placement Agent fees and estimated offering expenses payable by us. The future exercise of outstanding options and warrants will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase ordinary shares in this offering.

If you purchase the securities sold in this offering, you may experience dilution if we issue additional equity securities in future financing transactions.

If we issue additional ordinary shares, or securities convertible into or exchangeable or exercisable for ordinary shares, our stockholders, including investors who purchase shares in this offering, will experience dilution, and any such issuances may result in downward pressure on the price of our ordinary shares. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, we have a significant number of outstanding stock options and warrants exercisable into our ordinary shares. To the extent that outstanding stock options or warrants are exercised, investors purchasing our securities in this offering may experience further dilution in the future.

Sales of a substantial number of our ordinary shares in the public market could cause the trading price of our ordinary shares to fall.

Sales of a substantial number of our ordinary shares in the public market could occur at any time. If our shareholders sell, or the market perceives that our shareholders intend to sell, substantial amounts of our ordinary shares in the public market, the market price of our ordinary shares could decline significantly.

Ordinary shares to be issued upon the exercise of stock options outstanding under our stock option plan or pursuant to future awards granted under that plan will become available for sale in the public market to the extent permitted by the provisions of applicable vesting schedules and Rule 144 under the Securities Act.

As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to its U.S. shareholders.

We are a foreign private issuer under applicable U.S. federal securities laws and, therefore, are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in our home country, Cayman Islands. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell our securities. In addition, as a foreign private issuer, we are exempt from the proxy rules under the Exchange Act.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

In order to maintain our current status as a foreign private issuer, a majority of our ordinary shares must be either directly or indirectly owned of record by non-residents of the United States unless we also satisfy one of the additional requirements necessary to preserve this status. We may in the future lose our foreign private issuer status if a majority of our ordinary shares are owned of record in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs we incur as a Cayman Islands foreign private issuer. If we are not a foreign private issuer, we would not be eligible to use the foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer.

We can give no assurances that we will ever pay any dividends on our ordinary shares, and any return to investors is expected to come, if at all, only from potential increases in the price of our ordinary shares.

We have never paid dividends on our ordinary shares and have no intention of paying any dividends in the near future. Whether we pay any dividends in the future will depend on our financial condition, results of operations, and other factors that we will consider. Any return to investors is expected to come, if at all, only from potential increases in the price of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which shareholders have purchased them.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in the ordinary shares to significant adverse United States income tax consequences.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus supplement captioned “Certain United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $4.39 million, after deducting placement agent fees and estimated offering expenses payable by us in connection with this offering.

We intend to use the net proceeds from the sale of our ordinary shares pursuant to this offering, together with our existing cash and cash equivalents, for working capital and general corporate purposes.

DIVIDEND POLICY

We have never declared or paid cash dividends to our shareholders. Currently we do not intend to pay cash dividends. We intend to reinvest any earnings in developing and expanding our business. Any future determination relating to our dividend policy will be at the discretion of our board of directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, applicable Cayman Companies Law and other factors our board of directors and may deem relevant.

CAPITALIZATION

The following table presents the number of our issued and outstanding ordinary shares and our consolidated cash and cash equivalents and capitalization as at March 31, 2024:

●	on an actual basis;

●

on a pro form basis to give effect to (i) the issuance of 391,017 shares at an average price of $1.9931 for net proceeds of $754,411 utilizing our At-The Market Offering Agreement and (ii) the issuance of 268,144 shares in conjunction with a warrant exercise, subsequent to March 31, 2024; and

●

on an as adjusted basis to reflect the sale of 1,108,892 ordinary shares by us at the offering price of $4.50 per share, after deducting underwriting discounts and estimated offering expenses payable of $250,000 by us.

The information below has been derived from and should be read in conjunction with, and is qualified in its entirety by, our audited consolidated financial statements as at and for the year ended March 31, 2024, and management’s discussion and analysis thereon, incorporated by reference into this prospectus supplement, as well as “Use of Proceeds” in this prospectus supplement. Figures are in thousands of U.S. dollars except share data.

	At March 31, 2024
	Actual	Pro-Forma (Unaudited)	Pro Forma As Adjusted (Unaudited)
Number of ordinary shares issued and outstanding(1)

Cash	3,589,244	5,130,490	$9,521,203
Total assets	5,483,969	7,025,215	$11,415,928

Liabilities	345,194	345,194	345,194

Stockholders’ equity
Share capital	2,574	9,166	20,255
Reserves	23,890,229	25,424,883	29,804,507
Accumulated deficit	(18,527,997)	(18,527,997)	(18,527,997)
Accumulated other comprehensive income (loss )	1,951	1,951	1,951
Total stockholders’ equity (Virax)	5,366,757	6,908,003	11,298,716
Non-Controlling Interest	(227,982)	(227,982)	(227,982)
Total stockholders’ equity	5,138,775	6,680,021	11,070,734
Total capitalization	5,483,969	7,025,215	11,415,928

(1) The above discussion table is based on 2,573,903 shares outstanding as of March 31, 2024, and excludes as of such dates:

•
242,366 ordinary shares issuable upon exercise of outstanding stock options pursuant to the 2022 Equity Incentive Plan and the 2023 Equity Incentive Plan, with a weighted average exercise price of $12.80; and
•
760,975 ordinary shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $8.00.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of our ordinary shares issued and outstanding as of March 31, 2024.

Our historical net tangible book value at March 31, 2024 was $5138,775 or approximately $2.00 per ordinary share. After giving effect to the issuance of (i) 391,01 shares at an average price of $1.9931 for net proceeds of $754,411 utilizing our At-The Market Offering Agreement, and (ii) the issuance of 268,144 shares in conjunction with a warrant exercise, subsequent to March 31, 2024 (collectively, the “Pro Forma Adjustments”), our pro forma net tangible book value (deficit) as of March 31, 2024, would have been approximately $6,680,021, or approximately $2.07 per ordinary share.

After giving further effect to the sale of the shares in this offering at the offering price of $4.50 per share, after deducting estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2024 would have been approximately $11,070,734, or approximately $2.55 per ordinary share. This represents an immediate increase in the net tangible book value of $0.48 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $1.95 per share to new investors. The following table illustrates dilution after giving effect to the sale of 1,108,892 ordinary shares by us at the offering price of $4.50 per share, less the estimated offering expenses payable by us.

Offering price per share		$4.50
Net tangible book value per share as of March 31, 2024	$2.00
Increase in net tangible book value per share attributable to the Pro Forma Adjustments	$0.07
Pro forma net tangible book value per shares as of March 31, 2024	$2.07
Increase in pro forma as adjusted net tangible book value per share attributable to this offering	$0.48
Pro forma as adjusted net tangible book value per share as of March 31, 2024 after giving effect to this offering	$2.55
Dilution per share to new investors purchasing shares in this offering		$1.95

The information above is based on 2,573,903 shares of our ordinary shares outstanding as of March 31, 2024 and excludes, as of that date, the following:

•

242,366 ordinary shares issuable upon exercise of outstanding stock options pursuant to the 2022 Equity Incentive Plan and the 2023 Equity Incentive Plan, with a weighted average exercise price of $12.80; and

•	760,975 ordinary shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $8.00.

Except as otherwise indicated, all information in this prospectus supplement assumes (i) no exercise, conversion, or settlement of the outstanding options, preferred stock, restricted stock units or warrants described above and does not give effect to any subsequent repricing of warrants; and (ii) no exercise of the Placement Agent Warrants to be issued to the Placement Agent or its designees as compensation in connection with this offering.

To the extent that any of these outstanding options, warrants, preferred stock, or restricted stock units are exercised, converted or settled at prices per share below the effective offering price per share ordinary share in this offering or we issue additional shares under our equity incentive plans at prices below the effective offering price per ordinary share in this offering, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our ordinary shares. This summary applies only to U.S. Holders that hold our ordinary shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the IRS with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ordinary shares through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ordinary shares.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution paid on the ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder as dividend income and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gains rate, provided that our ordinary shares are readily tradable on an established securities market in the United States and the U.S. Holder satisfies certain holding periods and other requirements. In this regard, shares generally are considered to be readily tradable on an established securities market in the United States if they are listed on Nasdaq, as our ordinary shares are.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for United States federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our ordinary shares.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such ordinary shares. Any capital gain or loss will be long term if the ordinary shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our ordinary shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition of ordinary shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

●

the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●

the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our ordinary shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over the adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ordinary shares over the fair market value of such ordinary shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our ordinary shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our ordinary shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES

OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering 1,108,892 ordinary shares.

Ordinary Shares

The material terms and provisions of our ordinary shares are described under the heading “Description of Share Capital” in the accompanying prospectus.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated June 6, 2024 (the “Engagement Agreement”), we have engaged the Placement Agent to act as our exclusive placement agent, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and the accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The Engagement Agreement does not give rise to any commitment by the Placement Agent to purchase any of the securities, and the Placement Agent will have no authority to bind us by virtue of the Engagement Agreement. The Placement Agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent has no commitment to buy any of the securities offered pursuant to this prospectus supplement and accompanying prospectus.

We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement.

We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement and the accompanying prospectus on or about August 23, 2024, subject to satisfaction of customary closing conditions.

Fees and Expenses

The following table shows, on a per share basis, the offering price, placement agent fees and proceeds, before expenses to us.

	Per Share	Total
Offering price	$4.50	$4,990,014
Placement Agent fees(1)	$0.315	$349,301
Proceeds to us, before expenses	$4.185	$4,640,713

We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds of this offering and a management fee equal to 1.0% of the aggregate gross proceeds raised in this offering. We will also pay the Placement Agent $35,000 for non-accountable expenses and a legal expense allowance of $50,000. We estimate the total offering expenses of this offering payable by us, excluding the placement agent fees and expenses, will be approximately $200,000.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent or its designees as compensation in connection with this offering, Placement Agent Warrants to purchase up to an aggregate of 77,622 ordinary shares (which represents 7.0% of the aggregate number of ordinary shares sold in this offering), at an exercise price of $5.625 per share (representing 125% of the offering price per ordinary share sold in this offering). The Placement Agent Warrants will become exercisable immediately upon issuance and will expire five years from the commencement of sales in this offering. The summary of certain terms and provisions of the Placement Agent Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Placement Agent Warrant of which has been filed as an exhibit to our Reports of Foreign Private Issuer on Form 6-K and is incorporated by reference herein.

Right of First Refusal

We have granted the Placement Agent, subject to certain exceptions, a right of first refusal for a period of twelve (12) months following the consummation of this offering to act as our sole book-running manager, sole underwriter or sole placement agent for any further capital raising transactions undertaken by us or any of our subsidiaries.

Tail

We have also agreed to pay the Placement Agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the Placement Agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement of the Placement Agent.

Lock-up Agreement

Under the terms of the securities purchase agreement, from the date of such agreements until fifteen (15) days after the closing of this offering, neither we nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary shares or ordinary share equivalents, or (ii) file any registration statement or prospectus, or any amendment or supplement thereto, subject to certain exceptions.

We have also agreed, subject to certain exceptions, until two (2) years after the closing of this offering, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional ordinary shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the ordinary shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common shares, or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” facility, subject certain exceptions.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent against liabilities relating to the offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the Engagement Agreement, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Other Relationships

The Placement Agent and its affiliates have engaged, and may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The Placement Agent has received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Pursuant to the Engagement Letter, by and between us and the Placement Agent, Placement Agent also acts as sales agent pursuant to that certain At The Market Offering Agreement, dated as of January 22, 2024 (the “ATM Agreement”), by and between us and the Placement Agent. On August 21, 2024, we notified the Placement Agent that we were suspending our use of the at the market facility and terminating the “at the market offering” sales agreement prospectus supplement (the “ATM Prospectus”). We will not make any sales of our ordinary shares pursuant to the ATM Agreement, unless and until a new prospectus supplement or a new registration statement is filed. Other than the termination of the ATM Prospectus, the ATM Agreement remains in full force and effect. The Placement Agent has also acted as our exclusive placement agent in connection with a private placement in March 2023.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the Placement Agent and should not be relied upon by investors.

Nasdaq Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “VRAX.”

LEGAL MATTERS

Certain legal matters governed by the laws of the Cayman Islands with respect to the validity of the ordinary shares offered by this prospectus supplement and the accompanying prospectus will be passed upon by Ogier, Cayman Islands. Certain legal matters in connection with the securities offered hereby relating to U.S. law will be passed upon on behalf of the Company by Sichenzia Ross Ference Carmel, LLP, New York, New York. Haynes and Boone, LLP, New York, New York is acting as counsel to the Placement Agent in connection with this offering.

EXPERTS

The consolidated financial statements of Virax Biolabs Group Limited as of March 31, 2024 and March 31, 2023, and for the years then ended, have been incorporated by reference herein in reliance upon the report of Reliant CPA PC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The registered business address of Reliant CPA PC is 895 Dove Street, Suite 300, Newport Beach, CA 92660, United States.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are a part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement and the accompanying prospectus in accordance with the rules of the SEC. For further information, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus or incorporated by reference concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed or incorporated by reference as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus supplement and the accompanying prospectus or incorporated by reference relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for review at the web site of the SEC referred to above.

We are subject to the reporting and information requirements of the Exchange Act applicable to foreign private issuers, and, under those requirements we file reports with the SEC. Accordingly, we are required to file or furnish reports and other information with the SEC, including Annual Reports on Form 20-F and Reports on Form 6-K. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and from short-swing profit recovery provisions contained in Section 16 of the Exchange Act, among other things. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. These periodic reports, proxy statements and other information will be available for review at the web site of the SEC referred to above.

We maintain a corporate website at https://www.viraxbiolabs.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus supplement and prior to the termination of this offering:

●	Annual Report on Form 20-F, for the year ended March 31, 2024, filed on August 20, 2024;

●

our Reports of Foreign Private Issuer on Form 6–K filed with the SEC on April 16, 2024, April 25, 2024, June 11, 2024 and August 23, 2024 (in each case, except for information contained therein which is furnished rather than filed); and

●

the description of our ordinary shares in our registration statement on Form 8–A filed with the SEC on June 30, 2022, including any amendments thereto or reports filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be a part hereof after the date of this prospectus supplement, but before the termination of the offering by this prospectus supplement.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered a copy of the documents incorporated by reference into this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Virax Biolabs Group Limited

20 North Audley Street

London, W1K 6LX

United Kingdom

Telephone: +44 020 7788 7414

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at https://viraxbiolabs.com/. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or any accompanying prospectus.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

PROSPECTUS

US$30,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Units

Rights

From time to time, we may offer, issue and sell up to US$30,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. The prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our outstanding Ordinary Shares held by non-affiliates remains below $75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is approximately $4,827,696 based on the closing price of $0.24 per ordinary share on November 27, 2023 and 14,840,381 ordinary shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “VRAX.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 38 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities is highly speculative and involves a significant degree of risk. Virax Biolabs Group Limited, which we refer to as "Virax Cayman", is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of our own, Virax Cayman conduct a substantial majority of our sales and trading activities through our operating entity established in Singapore, Virax Biolabs Pte. Limited, which we refer to as SingaporeCo. Currently, Virax Cayman indirectly owns 95.65% of the equity interests in SingaporeCo. However, some of Virax Cayman’s operations are currently conducted through our operating entities established in the British Virgin Islands, Hong Kong and Shanghai, primarily, Logico Bioproducts Corp., Virax Immune T-Cell Medical Device Company Limited and Shanghai Xitu Consulting Co., Limited, which we refer to as Logico BVI, Virax Immune T-Cell and Shanghai Xitu, respectively. Our Ordinary Shares offered in this prospectus are shares of our Cayman Islands holding company.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We are not subject to these regulatory actions or statements, as we do not have a variable interest entity structure and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on an U.S. exchange.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the Public Company Accounting Oversight Board (the “PCAOB”) determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB entered into a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC and, as summarized in the “Statement on Agreement Governing Inspections and Investigations of Audit Firms Based in China and Hong Kong” published on the U.S. Securities and Exchange Commission’s official website, the parties agreed to the following: (i) in accordance with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation; (ii) the PCAOB shall have direct access to interview or take testimony from all personnel of the audit firms whose issuer engagements are being inspected or investigated; (iii) the PCAOB shall have the unfettered ability to transfer information to the SEC, in accordance with the Sarbanes-Oxley Act; and (iv) the PCAOB inspectors shall have access to complete audit work papers without any redactions, with view-only procedures for certain targeted pieces of information such as personally identifiable information. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCA Act, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCA Act. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. Our registered public accounting firm, Reliant CPA PC , is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCA Act.

Within the organization, investor cash inflows have all been received by Virax Cayman. Cash to fund Virax Cayman’s operations is transferred from Virax Cayman down through our Singapore, Hong Kong, BVI entities and then into our Chinese entity through capital contributions and loans. However, the PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China, and investment in Chinese companies, which are governed by the Foreign Investment Law and Company Law, and the dividends and distributions from Shanghai Xitu is subject to relevant regulations and restrictions on dividends and payment to parties outside of China. Transfers among our Singapore and Hong Kong entities are not restricted under Singapore and Hong Kong Laws. No dividends or distribution have been made by our subsidiaries or by Virax Cayman to date and we intend to reinvest all cash into our subsidiaries for the foreseeable future. For the years ended March 31, 2023 and 2022, there was no transfer between Virax Cayman and its subsidiaries.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 15, 2023.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Ordinary Shares, preferred shares, warrants to purchase Ordinary Shares or preferred shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of US$30,000,000. We have provided you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “VRAX,” “we,” “us,” “our,” “the Company,” “the “Registrant” or similar words refer to Virax Biolabs Group Limited, together with our subsidiaries.

COMMONLY USED DEFINED TERMS

Unless we explicitly state otherwise or the context otherwise indicates clearly, all references in this proxy statement to “we,” “us,” “our,” or “our Group” refer to Virax Biolabs Group Limited and its subsidiaries, namely, Virax Biolabs (UK) Limited, Virax Biolabs Group Holdings Limited, Virax Biolabs FZ LLC, Virax Biolabs Trading B.V., Virax Biolabs USA Management, Inc., Virax Biolabs Limited, Virax Immune T-Cell Medical Device Company Limited, Virax Biolabs Pte. Limited, Logico Bioproducts Corp., and Shanghai Xitu Consulting Co., Limited.

• The “Company” or “Virax Cayman” refers to Virax Biolabs Group Limited.

• “GBP” or “GB£” refers to the legal currency of the United Kingdom.

• “HKD” or “HK$” refers to the legal currency of Hong Kong.

• “RMB” or “Renminbi” refers to the legal currency of China.

• “IVD” refers to in-vitro diagnostics.

• “PRC” or “China” refers to the People’s Republic of China, including Hong Kong and Macau.

• “Prospectus” refers to the public offering prospectus unless we explicitly state otherwise, or the context otherwise indicates clearly.

• “SGD” or “S$” refers to the legal currency of Singapore.

• “United Kingdom” or “UK” refers to the England, Scotland, Wales and Northern Ireland for the purpose of this prospectus.

• “$” or “U.S. dollars” or “USD” refers to the legal currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Our business is primarily conducted in Europe, and the financial records of our subsidiaries in Asia are maintained in USD, and our functional currency is USD. Our consolidated financial statements are presented in U.S. dollars. We use U.S. dollars as the reporting currency in our consolidated financial statements and in this prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

COMPANY OVERVIEW

Overview

Virax Cayman is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of our own, Virax Cayman conducts our operations through its subsidiaries in the United Kingdom, the United States, Singapore, Hong Kong, China and British Virgin Islands and has been operating since 2013.

Virax Biolabs Group Limited and its subsidiaries is a global innovative biotechnology company focused on the prevention, detection, diagnosis, and risk management of viral diseases with a particular interest in the field of T-Cell in Vitro Diagnostics. The Company is in the process of developing and manufacturing tests that can predict adaptive immunity to viral diseases as well as identify individuals suffering from T-cell exhaustion linked to post viral syndromes. The Company's mission is to protect people from viral diseases and help with the early diagnosis of post viral syndromes associated with T-cell exhaustion and chronic fatigue through the provision of diagnostic tests, tests for adaptive immunity and education through a wellness mobile application which could allow people to make informed decisions regarding their viral risks.

Diagnostics test kits are distributed through our ViraxClear and ViraxVet brands. Currently, we do not manufacture or develop any product that we sell in our ViraxClear and ViraxVet product portfolios, and we act as a distributor of third-party suppliers’ products. Our Company also seeks to maximize consumers’ access to our products and services through competitive pricing and regular evaluations of our pricing arrangements and contracts with our distributors.

We also expect to launch an upcoming brand, ViraxImmune, with the intention of providing an immunology profiling platform that assesses each individual’s immune risk profile against major global viral diseases as well as helping with the early diagnosis of post viral syndromes associated with T-cell exhaustion and chronic fatigue. We are in the process of developing a T-Cell Test under the ViraxImmune brand and will apply for regulatory agency approval. We believe that the T-Cell Tests and immunology platform we are developing under the ViraxImmune brand will be particularly useful in assisting in the threat analysis of the major viruses faced globally as well as helping with the early diagnosis of indications associated with T-cell exhaustion and chronic fatigue. Initially, we will be focusing in diseases associated with post viral syndromes including but not limited to COVID-19, Human Papillomavirus (better known as HPV), Malaria, Hepatitis B, and Herpes (better known as HSV-1). The results and education for specific viruses will be delivered through our mobile-based immunology application.

Recent Developments

Initial Public Offering

On July 20, 2022, Virax entered into an underwriting agreement with Boustead Securities, LLC, as representatives of the several underwriters, in connection with its initial public offering (“IPO”) of 1,350,000 Ordinary Shares, at a price of $5.00 per share, before deducting underwriting discounts, commissions, and other related expenses. The shares began trading on the Nasdaq Capital Market on July 21, 2022. The Company issued Representative’s Warrant to purchase up to 108,675 ordinary shares at $6.00 per share, dated July 20, 2022, to Boustead Securities, LLC. On July 25, 2022, the Company consummated its IPO generating gross proceeds to the Company of $7,762,500, before deducting underwriting discounts and other related expenses.

2022 PIPE Financing

On November 3, 2022, Virax entered into a Securities Purchase Agreement (the “November SPA”) with an accredited investor for a private placement offering (“2022 Private Placement”), pursuant to which the Company received gross proceeds of approximately $3,844,500, before deducting placement agent fees and other offering expenses, in consideration of (i) 1,165,000 Ordinary Shares; (ii) pre-funded warrants to purchase 1,165,000 Ordinary Shares, and (iii) warrants to purchase 3,495,000 Ordinary Shares at a combined purchase price of $1.65 per Ordinary Share and one and a half Ordinary Warrant, or approximately $1.65 per Pre-Funded Warrant and one and a half Ordinary Warrant if purchasing the Pre-Funded Warrants. The warrants have an exercise price of $1.73 per share. The November SPA contains customary representations and warranties and agreements of the Company and the purchaser and customary indemnification rights and obligations of the parties. The 2021 Private Placement closed on November 8, 2022. Concurrently with the signing of the November SPA, we entered into a registration rights agreement to file with the Securities and Exchange Commission a registration statement covering the resale of all of the registrable securities under the registration rights agreement.

2023 PIPE Financing

On March 8, 2023, Virax entered into a Securities Purchase Agreement (the “PIPE Securities Purchase Agreement”) with an accredited investor for a private placement offering (“2023 Private Placement”), pursuant to which the Company received gross proceeds of approximately $4,000,000, before deducting placement agent fees and other offering expenses, in consideration of (i) 1,500,000 Ordinary Shares; (b) Pre-Funded Warrants to purchase 2,343,309 Ordinary Shares, (iii) Series A Options to purchase 3,497,412 Ordinary Shares, and (iv) Series B Options to purchase 3,843,309 Ordinary Shares at a purchase price of $1.04077 per Ordinary Share and associated Preferred Options and a purchase price of $1.04067 per Pre-Funded Warrant and associated Preferred Options (the “PIPE Offering”). The Preferred Options have an exercise price of $0.80202 per share. In addition, the Company issued warrants to purchase up to 269,032 Ordinary Shares at $1.3010 per share to certain designees of H.C. Wainwright & Co., placement agent of the Offering. The PIPE Securities Purchase Agreement contains customary representations and warranties and agreements of the Company and the purchaser and customary indemnification rights and obligations of the parties. The 2023 Private Placement closed on March 10, 2023. Concurrently with the signing of the PIPE Securities Purchase Agreement, we entered into a registration rights agreement to file with the Securities and Exchange Commission a registration statement covering the resale of all of the registrable securities under the registration rights agreement.

2023 Warrant Inducement

On October 11, 2023, we entered into an inducement offer letter agreement (the “Inducement Letter”) with a certain holder (the “Holder”) of existing Series A and B Options (the “Existing Warrants”) to purchase ordinary shares of the Company. The Existing Warrants were issued on March 10, 2023 and each has an exercise price of $0.80202 per share.

Pursuant to the Inducement Letter, the Holder agreed to exercise for cash its Existing Warrants to purchase an aggregate of 7,340,721 ordinary shares of the Company at a reduced exercise price of $0.2934 per share in consideration for the Company’s agreement to issue new warrants to purchase ordinary share (the “New Warrants”), as described below, to purchase up to 14,681,442 of the Company’s ordinary share of par value US$0.0001 each (the “New Warrant Shares”). The Company received an aggregate gross proceeds of approximately $2.15 million from the exercise of the Existing Warrants by the Holder, before deducting placement agent fees and other offering expenses payable by the Company. Each New Warrant will have an exercise price equal to $0.2934 per share. The New Warrants will be immediately exercisable from the date of issuance until the five-year anniversary of the initial exercise date. The exercise price and number of Ordinary Shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, subsequent rights offerings, pro rate distributions, reorganizations, or similar events affecting the Company’s Ordinary Shares and the exercise price.

In addition, on October 16, 2023, the Company issued warrants to purchase up to 513,850 Ordinary Shares of US$0.001 par value each at $0.36675 per share to certain designees of H.C. Wainwright & Co., placement agent of the offering. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties. Concurrently with the signing of the Inducement Letter Agreement, we agreed to file with the Securities and Exchange Commission a registration statement covering the resale of all of the registrable securities under the registration rights agreement.

Corporate History and Structure

Structural Overview

Virax Cayman is a holding company incorporated as an exempted company under the laws of the Cayman Islands that owns all of the outstanding capital stock of Virax Biolabs (UK) Limited and Virax Biolabs USA Management, Inc., our wholly-owned subsidiaries. Virax Biolabs (UK) Limited, in turn, owns all of the outstanding capital stock of Virax Biolabs Limited, our wholly-owned Hong Kong subsidiary. Virax Biolabs Limited owns all of the outstanding capital stock of Virax Immune T-Cell Medical Device Company Limited, our wholly-owned Hong Kong subsidiary, and 95.65% of the outstanding capital stock of Virax Biolabs Pte. Limited, our operating subsidiary incorporated in Singapore. Virax Biolabs Pte. Limited owns all of the outstanding capital stock of Logico Bioproducts Corp., a wholly-owned British Virgin Islands and a subsidiary of Virax Biolabs Pte. Limited. Logico Bioproducts Corp., in turn, owns all of the outstanding capital stock of Shanghai Xitu, a wholly-owned subsidiary of Logico Bioproducts Corp. and a wholly foreign owned enterprise based in China.

We completed a reorganization and share exchange of our company in September 2021 (the “Reorganization”). Pursuant to the Reorganization, all shareholders of Virax Biolabs Limited (HK) transferred their shares, 102,478,548 ordinary shares in total, to Virax Biolabs (UK) Limited, in exchange for an aggregate of (i) 2,549,028 newly issued Class A Ordinary Shares and (ii) 7,034,306 newly issued Class B Ordinary Shares of Virax Biolabs Group Limited. On June 19, 2022, Virax Cayman underwent a shareholding restructuring whereby the Company’s authorized share capital became a single class of shares of Ordinary Shares and all of the then issued shares were re-designated as Ordinary Shares.

Organization Structure and Purpose

Virax Biolabs Group Limited (“Virax Cayman”) — Virax Biolabs Group Limited is a Cayman Islands exempted company incorporated on September 2, 2021, previously named as “Virax Biolabs (Cayman) Limited” and effected a name change to “Virax Biolabs Group Limited” on January 19, 2022. Structured as a holding company with no material operations, Virax Cayman conducts our operations through its operating subsidiaries in the Hong Kong, Singapore, British Virgin Islands and China.

Virax Biolabs (UK) Limited — Virax Biolabs (UK) Limited was incorporated on August 19, 2021 under the laws of the United Kingdom, a wholly-owned subsidiary of Virax Cayman and structured as a holding company with no material operations.

Virax Biolabs USA Management, Inc. — Virax Biolabs USA Management, Inc. was incorporated on August 1, 2022 under the laws of the United States, a wholly-owned subsidiary of Virax Cayman and structured as a management company for operations within the United States.

Virax Biolabs Limited (“HKco”) — Virax Biolabs Limited, incorporated on April 14, 2020 under the laws of Hong Kong, was previously named as “Shanghai Biotechnology Devices Limited” and effected a name change to “Virax Biolabs Limited” on July 12, 2021. Virax Biolabs Limited, our wholly-owned Hong Kong subsidiary, serves as a holding company.

Virax Immune T-Cell Medical Device Company Limited (“Virax Immune T-Cell”) — Virax Immune T-Cell Medical Device Company Limited, a wholly-owned subsidiary of HKco, incorporated on January 16, 2017 under the laws of Hong Kong, was previously named as “Stork Nutrition Asia Limited” and effected a name change to “Virax Immune T-Cell Medical Device Company Limited” on September 10, 2021. It is primarily engaged in the research and development of T-Cell blood analysis.

Virax Biolabs Pte. Limited (“SingaporeCo”) — Virax Biolabs Pte. Limited, incorporated on May 4, 2013 under the laws of Singapore, was previously named as “Natural Source Group Pte. Limited” and effected a name change to “Virax Biolabs Pte. Limited” on July 2, 2021. 95.65% of its capital stock is owned by Virax Biolabs Limited and the remaining 4.35% is owned by independent third party shareholders. It is our operating company, primarily engaged in the trading and sales of our products and running primarily day to day operations.

Logico Bioproducts Corp. (“Logico BVI”) — Logico Bioproducts Corp., a wholly-owned subsidiary of SingaporeCo, is a limited liability company incorporated in the British Virgin Islands on January 21, 2011, and is primarily engaged in the trading and sales of our products.

Shanghai Xitu Consulting Co., Limited (“Shanghai Xitu”) — Shanghai Xitu, a wholly-owned subsidiary of Logico BVI and a wholly foreign owned enterprise, is a limited liability company incorporated on October 27, 2017 in China. Shanghai Xitu is primarily engaged in procurement.

Virax Biolabs Group Holdings Ltd (“Virax UK HoldCo”) — Virax Biolabs Group Holdings Limited was incorporated on February 22, 2023 under the laws of the United Kingdom, a wholly-owned subsidiary of the Company and structured as a holding company.

Virax Biolabs FZ-LLC (“Virax Dubai”) — Virax Biolabs FZ-LLC was incorporated on April 18, 2023 under the laws of the United Kingdom, a wholly-owned subsidiary of the Company and is primarily engaged as a regional distribution company.

Virax Biolabs Trading B.V. (“Virax Netherlands”) — Virax Biolabs Trading B.V. was incorporated on August 4, 2023 under the laws of the Netherlands, a wholly-owned subsidiary of the Company and is primarily engaged as a regional distribution company.

Virax Biolabs UK Operating LLC (“Virax UK Operating”) — Virax Biolabs UK Operating was incorporated on August 4, 2023 under the laws of the United Kingdom, a wholly-owned subsidiary of the Company and is primarily engaged as a regional operating company.

The following diagram illustrates our corporate structure:

Virax Biolabs Group Limited (Cayman Island )
100%
Virax Biolabs Group Holdings (United Kingdom)
100%
Virax Biolabs USA Management, Inc. (United States)
100%
Virax Biolabs (UK) Limited (United Kingdom)
100%
Virax Biolabs UK Operating Ltd (United Kingdom)
100%
Virax Biolabs Trading B.V. (Netherlands)
100%
Virax Biolabs FZ LLC (UAE)
100%
Virax Biolabs Limited (Hong Kong)
100%
Virax Immune T-Cell Medical Device Company Ltd. (Hong Kong)
95.65%
Virax Biolabs Pte. Limited (Singapore)
100%
Logico Bioproducts Corp. (British Virgin Islands)
100%
Shanghai Xitu Consulting Co., Limited (PRC)

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•
being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;
•
not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;
•
reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and
•
exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Ordinary Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Foreign Private Issuer

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of The Nasdaq Stock Market LLC, or Nasdaq, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•
Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four (4) days of their occurrence.
•
Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.
•
Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.
•
Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.
•
Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Corporate Information

Our principal executive office is located at 20 North Audley Street London, W1K 6LX, United Kingdom. Our telephone number is +44 020 7788 7414. Our registered office in the Cayman Islands is located at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Our agent for service of process in the United States is Virax Biolabs USA Management, Inc., located at 23501 Cinco Ranch Blvd. Ste H120-289, Katy, TX 77494. Our principal website is located at https://viraxbiolabs.com/. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on June 14, 2023, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

• the net tangible book value per share of our equity securities before and after the offering;

• the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

• the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

The following description of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our third amended and restated memorandum and articles of association as adopted by special resolutions passed on December 6, 2023 and effective on December 18, 2023 (“Memorandum &Articles”, respectively) and by the applicable provisions of Cayman Islands law.

We are an exempted company incorporated with limited liability under the laws of the Cayman Islands and our affairs are governed by:

•
Memorandum and Articles of Association;
•
The Companies Act (Revised) of the Caymans Islands, which is referred to as the Companies Act below; and
•
Common law of the Cayman Islands.

Ordinary Shares

Our authorized shares capital is US$50,000 divided into 50,000,000 Ordinary Shares of $0.001 par value each. All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders, whether or not they are non-residents of the Cayman Islands, may freely hold and transfer their Ordinary Shares in accordance with our Memorandum and Articles.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Articles provide that our board of directors may declare and pay dividends if justified by our financial position and permitted by law. Our Articles also provides that, subject to the Companies Act, the Company may by also by ordinary resolution declare dividends in accordance with the respective rights of the shareholders but no dividend shall exceed the amount recommended by the directors.

Voting Rights

Holders of our Ordinary Shares vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. In respect of matters requiring shareholders’ vote, each ordinary share is entitled to one vote. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless voting by poll is duly demanded by the chairman of the meeting, by at least two shareholders having the right to vote on the resolutions, or by shareholder(s) together holding at least 10% of the total voting rights of all our shareholders having the right to vote at such general meeting. A quorum required for a meeting of shareholders consists of one or more shareholders who holds at least one-third of our issued voting shares. Shareholders’ meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of our board of directors or upon a requisition of any one or more shareholders holding at the deposit of the requisition at least 10% of the aggregate share capital of our company that carries the right to vote at a general meeting, in which case on advance notice of at least 7 clear days is required for the convening of our annual general meeting and other general meetings by requisition of our shareholders.

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast in a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the Ordinary Shares cast in a meeting.

A special resolution will be required for important matters such as amending our memorandum and articles of association or changing the name of the Company.

There are no limitations on non-residents or foreign shareholders in the Memorandum and Articles to hold or exercise voting rights on the Ordinary Shares. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Ordinary Shares in the Company have been paid.

Winding Up; Liquidation

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them, respectively.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our directors may from time to time make calls on our shareholders in respect of any moneys unpaid on their shares including any premium in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

The Companies Act and our Memorandum and Articles permit us to purchase our own shares. In accordance with our Articles, provided the necessary shareholders or board approval have been obtained and requirements under the Companies Act have been satisfied, we may issue shares on terms that are subject to redemption at our option on such terms and in such manner as may be determined by our board of directors.

Inspection of Books and Records

Holders of our Ordinary Shares have no general right under our Articles to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements.

Issuance of Additional Shares

Our Memorandum and Articles authorize our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Anti-Takeover Provisions

Some provisions of our Memorandum and Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable. Our authorized, but unissued Ordinary Shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise addition capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•
does not have to file an annual return of its shareholders with the Registrar of Companies;
•
is not required to open its register of members for inspection;
•
does not have to hold an annual general meeting;
•
may not issue negotiable or bearer shares, but may issue shares with no par value;
•
may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
•
may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•
may register as a limited duration company; and
•
may register as a segregated portfolio company.
•
“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Preferred Shares

As all the current authorized share capital is designated as Ordinary Shares, shareholders’ special resolution will be needed to amend the Company’s M&A to alter its authorized share capital if the Company decides to issue preferred shares. After such resolution and amendment, the Board is empowered to allot and/or issue (with or without rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the Board may decide and they may allot or otherwise dispose of them to such persons (including any director of the Board) on such terms and conditions and at such time as the Board may determine.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

•
title of the series and the number of shares in the series;
•
the price at which the preferred shares will be offered;
•
the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;
•
the voting rights, if any, of the holders of preferred shares being offered;
•
the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;
•
the liquidation preference per share;
•
the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;
•
the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;
•
any listing of the preferred shares being offered on any securities exchange;
•
a discussion of any material federal income tax considerations applicable to the preferred shares being offered;
•
any preemptive rights;
•
the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•
any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and
•
any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the stockholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

•
the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or
•
the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or
•
the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act (Revised)1 of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals, and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Such convertible debt may be exchangeable for and/or convertible into shares of ordinary shares or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the warrants that we may offer under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

DESCRIPTION OF OUR UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit certificate that contains the terms of the units.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, NY 10004.

NASDAQ Capital Market Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “VRAX.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

• the terms of the offering;

• the names of any underwriters or agents;

• the name or names of any managing underwriter or underwriters;

• the purchase price of the securities;

• any over-allotment options under which underwriters may purchase additional securities from us;

• the net proceeds from the sale of the securities;

• any delayed delivery arrangements;

• any underwriting discounts, commissions and other items constituting underwriters’ compensation;

• any initial public offering price;

• any discounts or concessions allowed or reallowed or paid to dealers;

• any commissions paid to agents; and

• any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Loeb & Loeb LLP to the extent governed by the laws of the State of New York, and by Ogier to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Virax Biolabs Group Limited as of March 31, 2023 and for the year then ended, have been incorporated by reference herein in reliance upon the report of Reliant CPA PC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The registered business address of Reliant CPA PC is 895 Dove Street, Suite 300, Newport Beach, CA 92660, United States.

The consolidated financial statements of Virax Biolabs Group Limited as of March 31, 2022 and for the year then ended, have been incorporated by reference herein in reliance upon the report of BF Borgers CPA PC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The registered business address of BF Borgers CPA PC is 5400 W Cedar Ave, Lakewood, CO 80226, United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its securities, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at www.viraxbiolabs.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

•
our Annual Report on Form 20-F for the year ended March 31, 2023, filed with the SEC on June 14, 2023;
•
our Current Reports on Form 6–K filed with the SEC on April 19, 2023, April 21, 2023, May 4, 2023, June 14, 2023, July 18, 2023, August 3, 2023, September 1, 2023, September 12, 2023, October 4, 2023, October 12, 2023, October 31, 2023, and November 8, 2023 (in each case, except for information contained therein which is furnished rather than filed); and
•
the description of our Class A common stock in our registration statement on Form 8–A filed with the SEC on June 30, 2022, including any amendments thereto or reports filed for the purpose of updating such description.

All documents filed by Virax under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are filed (excluding, however, information we furnish to the SEC) (i) by us after the date of the initial registration statement and prior to its effectiveness and (ii) by us after the date of this prospectus and prior to the termination of any offering under this registration statement.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Virax Biolabs Group Limited

20 North Audley Street

London, W1K 6LX

United Kingdom

Telephone: +44 020 7788 7414

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at https://viraxbiolabs.com/. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state where such offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our third amended and restated memorandum and articles of association and the Companies Act, and the common law of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following: (i) the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors; and (ii) Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Virax Biolabs USA Management, Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

Cayman Islands

We have been advised by Ogier, our counsel as to Cayman Islands law, there is uncertainty as to whether the courts of the Cayman Islands would:

•
recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of securities laws of the United States or any state in the United States; or
•
entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States

Ogier has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a) is given by a foreign court of competent jurisdiction;

(b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c) is final;

(d) is not in respect of taxes, a fine or a penalty;

(e) was not obtained by fraud; and

(f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Singapore

Singapore has no arrangement for the reciprocal enforcement of judgments with the United States. It is possible that the Singapore courts may not (i) recognize and enforce judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States, or (ii) enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor, subject to the applicable substantive and procedural laws of Singapore. Additionally, the court where the judgment was obtained must have had international jurisdiction over the party sought to be bound in the local proceedings. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign, penal, revenue or other public laws.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our Directors or Executive Officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

Hong Kong

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

China

There is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

The recognition and enforcement of foreign judgments are mainly provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. Accordingly, there is uncertainty whether China courts will recognize or enforce judgments of United States or Cayman Islands Courts because China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments as of the date of this prospectus. Further, under Chinese Civil Procedure Law, Chinese courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or social public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

Under the PRC Civil Procedure Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it will be difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedure Law.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Virax Biolabs Group Limited

1,108,892

Ordinary Shares

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

August 21, 2024